SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 8, 2000



                           Penn National Gaming, Inc.

             (Exact name of Registrant as specified in its charter)



                             Pennsylvania 23-2234473

                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)



                          825 Berkshire Blvd, Suite 200

                              Wyomissing, PA 19610

               (Address of principal executive offices) (Zip code)



                                  610-373-2400

               (Registrant's telephone number including area code)

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.


(a)  FINANCIAL   STATEMENTS  OF  BUSINESS  ACQUIRED.   The  following  financial
statements for Mardi Gras Casino Corp. and Mississippi-I-Gaming LP, as of December 31, 1999 and 1998, are filed as part of this Current Report on Form 8-K:


Mardi Gras Casino Corp.                                               Page

    Report of Independent Certified Public Accountants                  3

    Combined financial statements

        Balance sheets                                                  4
        Statements of operations                                        5
        Statements of stockholder's equity                              6
        Statements of cash flows                                        7

    Notes to combined financial statements                           8-14


Mississippi-I-Gaming-LP

    Report of Independent Certified Public Accountants                 15

    Combined financial statements

        Balance sheets                                                 16
        Statements of operations                                       17
        Statements of changes in partners' capital                     18
        Statements of cash flows                                       19

    Notes to combined financial statements                          20-24


The following unaudited financial statements for Mardi Gras Casino Corp. and Mississippi-I-Gaming LP, as of June 30, 2000, are filed as part of this Current Report on Form 8-K:

Mardi Gras Casino Corp.

    Combined financial statements

        Balance sheets                                              25-26
        Statements of operations                                       27
        Statements of cash flows                                       28

    Notes to combined financial statements                             29


Mississippi-I-Gaming-LP

    Combined financial statements

        Balance sheets                                                 30
        Statements of operations                                       31
        Statements of cash flows                                    32-33

    Notes to combined financial statements                             34

REPORT OF INDEPENDENT PUBLIC
ACCOUNTANTS

To the Board of Directors of
Mardi Gras Casino Corp.:

We have audited the accompanying balance sheets of Mardi Gras Casino Corp. (a Mississippi corporation and a wholly-owned subsidiary of Pinnacle Entertainment, Inc.) (the "Company") as of December 31, 1999 and 1998, and the related statements of operations, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mardi Gras Casino Corp. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP


New Orleans, Louisiana
February 8, 2000

Robert W. Kimbro, being duly sworn deposes and says that he is a partner in the firm of Arthur Andersen LLP and that he has signed the foregoing auditors' report in that capacity.

/s/Robert W. Kimbro
Certified Public Accountant
Mississippi Certificate No. R-2676

MARDI GRAS CASINO CORP.

Balance Sheets - December 31, 1999 and 1998
(in thousands)


                                                                      1999               1998


         Assets

Current assets:
   Cash and cash equivalents                                     $       3,642      $       4,287
   Accounts receivable, net of allowance for doubtful                      587              1,102
     accounts of $217 in 1999 and $610 in 1998
   Prepaid expenses and other current assets                               572                597
   Inventories                                                             666                594
   Deferred tax assets                                                     285                556
                                                                 ------------------ ------------------
           Total current assets                                          5,752              7,136

Property, plant and equipment, net                                      71,798             72,820
Investment in affiliate                                                    932                932
Other assets                                                               202                173
                                                                 ------------------ ------------------
                                                                 $      78,684      $      81,061

                                                                 ================== ==================

         Liabilities
         and Stockholder's Equity

Current liabilities:
   Accounts payable                                              $       1,497      $       1,669
   Accrued expenses                                                      3,016              2,963
   Accrued payroll and related benefits                                  2,829              2,894
   Accrued progressive gaming liabilities                                1,076              1,192
   Notes payable                                                           148                202
                                                                 ------------------ ------------------
           Total current liabilities                                     8,566              8,920

   Notes payable                                                            49                196
   Due to affiliates                                                    59,409             71,643
   Deferred tax liabilities                                              2,860              2,965
   Commitments and contingencies                                             -                  -
                                                                 ------------------ ------------------
           Total noncurrent liabilities                                 62,318             74,804

Stockholder's equity:
   Common stock ($0.01 par, 3,000 shares
      issued and outstanding)                                                -                  -
   Additional paid-in capital                                           39,688             39,688
   Dividends                                                           (32,807)           (32,807)
   Retained earnings (deficit)                                             919             (9,544)
                                                                 ------------------ ------------------
           Total stockholder's equity (deficit)                          7,800             (2,663)
                                                                 ------------------ ------------------
                                                                 $        78,684    $        81,061
                                                                 ================== ==================

The accompanying notes are an integral part of these financial statements.

MARDI GRAS CASINO CORP.

Statements of Operations

For the Years Ended December 31, 1999, 1998 and 1997
(in thousands)

                                                                        1999           1998             1997

Revenues:
   Gaming                                                      $      80,349  $      81,890    $      81,103
   Food and beverage                                                   3,821          3,681            3,258
   Hotel and recreational vehicle park                                 1,797          1,800            1,721
   Golf                                                                1,694          1,617            1,412
   Other income                                                        1,234          1,216              920
                                                               ------------------------------------------------
                                                                      88,895         90,204           88,414
                                                               ------------------------------------------------
Expenses:
   Gaming                                                             47,446         48,174           47,268
   Food and beverage                                                   3,723          3,426            3,250
   Hotel and recreational vehicle park                                   893            923              804
   Golf                                                                1,576          1,477            1,602
   General and administrative                                         12,291         12,789           11,356
   Other                                                               1,043          1,143              989
   Depreciation and amortization                                       5,949          6,354            6,657
                                                               ------------------------------------------------
                                                                      72,921         74,286           71,926
                                                               ------------------------------------------------

Income from operations                                                15,974         15,918           16,488

Other (income) expense:
   Interest expense, net of interest capitalized                          31          6,247            7,648
   Interest income                                                      (110)           (38)             (46)
   (Gain) loss from disposal of assets                                   (66)         1,872                3
   Equity in losses of affiliate                                           -          2,867              403
                                                               ------------------------------------------------
                                                                        (145)        10,948            8,008
                                                               ------------------------------------------------

Income before income taxes                                            16,119          4,970            8,480
   Income tax expense                                                  5,656          1,922            3,217
                                                               ------------------------------------------------

Net Income before Extraordinary Item                           $      10,463  $       3,048    $       5,263

Extraordinary item - debt redemption costs associated with
   early extinguishment of debt, net of tax                                -          2,116                -
                                                               ------------------------------------------------
Net income                                                     $      10,463  $         932    $       5,263
                                                               ============== ===============  ================

The accompanying notes are an integral part of these financial statements.

MARDI GRAS CASINO CORP.

Statements of Changes in Stockholder's Equity
For the Years Ended December 31, 1999, 1998 and 1997
(in thousands)


                                       Common         Additional                                  Retained
                                        stock            paid-in           Dividends    (deficit) earnings               Total
                                                         capital

Balances, December 31, 1996          $       -         $  31,858       $            -     $        (15,739)      $      16,119

Net income                                   -                 -                    -                5,263               5,263

     Capital contribution from
        equity affiliate                     -             7,830                    -                    -               7,830

     Dividends declared                      -                 -              (14,591)                   -             (14,591)

                                    -----------         ---------       --------------    -----------------      --------------

Balances, December 31, 1997                  -            39,688              (14,591)             (10,476)             14,621

     Net income                              -                 -                    -                  932                 932

     Dividends declared                      -                 -              (18,216)                   -             (18,216)
                                    -----------         ---------       --------------    -----------------      --------------

Balances, December 31, 1998                  -            39,688              (32,807)              (9,544)             (2,663)

     Net income                              -                 -                    -               10,463              10,463
                                    -----------         ---------       --------------    -----------------      --------------

Balances, December 31, 1999          $       -         $  39,688       $      (32,807)    $            919       $       7,800
                                    ===========         =========       ==============    =================      ===============
















The accompanying notes are an integral part of these financial statements.

MARDI GRAS CASINO CORP.

Statements of Cash Flows

For the Years Ended December 31, 1999, 1998 and 1997
(in thousands)

                                                                               1999          1998              1997
Cash flows from operating activities:

  Net income                                                        $        10,463  $        932      $      5,263
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                          5,949          6,354             6,657
      Loss (gain) on disposal of property and equipment                        (66)         1,872                 3
      Equity in losses of affiliate                                              -          2,867               403
      (Increase) decrease in accounts receivable                               515            219              (394)
      (Increase) decrease in prepaid expenses                                   25            386              (144)
      Increase in inventories                                                  (72)          (107)              (60)
      Increase (decrease) in deferred taxes, net                               166           (554)              (30)
      Increase (decrease) in accounts payable                                 (172)          (673)           (1,449)
      Increase in accrued expenses                                              53            949             1,226
      Increase (decrease) in accrued payroll and related benefits              (65)           552              (970)
      Increase (decrease) in accrued gaming liabilities                       (116)           278              (626)
      Increase (decrease) in due to affiliates, net                        (12,234)         8,474             7,588
                                                                    ---------------  ----------------  ----------------
          Net cash provided by operating activities                          4,446         21,549            17,467
                                                                    ---------------  ----------------  ----------------
Cash flows from investing activities:

   Proceeds from sale of property and equipment                                137            142                 7
   Acquisitions of property and equipment                                   (4,998)        (2,372)           (5,435)
   (Increase) decrease in deposits and other long-term assets                  (29)            35               (10)
                                                                    ---------------  ----------------  ----------------
          Net cash used in investing activities                             (4,890)        (2,195)           (5,438)
                                                                    ---------------  ----------------  ----------------
Cash flows from financing activities:

   Dividends declared                                                            -        (18,216)          (14,591)

   Principal payments on notes payable                                        (201)          (415)             (304)
   Additional debt incurred                                                                                     358
                                                                    ---------------  ----------------  ----------------
          Net cash used in financing activities                               (201)       (18,631)          (14,537)
                                                                    ---------------  ----------------  ----------------
Net increase (decrease) in cash and cash equivalents                          (645)           723            (2,508)

Cash and cash equivalents, beginning of year                                 4,287          3,564             6,072
                                                                    ---------------  ----------------  ----------------
Cash and cash equivalents, end of year                              $        3,642   $      4,287        $    3,564
                                                                    ===============  ================  ================

The accompanying notes are an integral part of these financial statements.

MARDI GRAS CASINO CORP.

Notes to Financial Statements
December 31, 1999

1.       Summary of Significant Accounting Policies

         General

         Mardi Gras Casino Corp. (the "Company" or "Mardi Gras") is a Mississippi Corporation and a wholly owned subsidiary of Casino Magic Corp., which as a result of a merger on October 15, 1998 (the "Merger") is a wholly owned subsidiary of Pinnacle Entertainment, Inc. ("Pinnacle Entertainment"), (formerly known as Hollywood Park, Inc.). The Company operates Casino Magic Bay St. Louis in Bay St. Louis, Mississippi.

         Gaming revenues and promotional allowances

         In accordance with common industry practice, casino revenues are the net of gaming wins less losses. Revenues exclude the retail value of complimentary rooms, food and beverage furnished gratuitously to customers. The estimated cost of providing these promotional allowances (which are included in gaming expenses) during the years ended December 31, 1999, 1998 and 1997, was $8,415,144, $9,005,589 and $9,132,420,
         respectively.

         Cash and Cash Equivalents

         Cash and cash equivalents consist of cash, certificates of deposit and short term investments with original maturities of 90 days or less.

         Capitalized Interest

         Interest expense of $206,497 was capitalized during the year ended December 31, 1997. No capitalized interest was recorded during the years ended December 31, 1999 and 1998.

         Property, Plant and Equipment

         Property, plant and equipment are stated at cost and depreciated using the straight line method over estimated useful lives of 15 to 31.5 years for barges and buildings, the term of the leases for leasehold improvements, and 5 to 7 years for furniture and equipment. Normal repairs and maintenance are charged to expense as incurred. Expenditures which materially extend the useful lives of capital assets are capitalized.

         Investments

         The Company has a 50 percent investment in Casino Magic Finance Corp. and accounts for its investment in this affiliate using the equity method.

         Fair Value of Financial Instruments

         Due to the short-term maturity of financial instruments classified as current assets and liabilities, the fair value approximates the carrying value.

         Income Taxes

         The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") 109, Accounting for Income Taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

         Long-Lived Assets

         The Company periodically reviews the propriety of the carrying amount of long-lived assets and any related intangible assets as well as the related amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or estimates of useful lives. This evaluation consists of comparing asset carrying values to the company's projection of the undiscounted cash flows over the remaining lives of the assets, in accordance with Statement of Financial Accounting Standards No. 121 Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of ("SFAS No. 121"). Based on its review, the Company believes that as of December 31, 1999, there were no significant impairments of its long-lived assets or intangible assets.

         Certain significant risks and uncertainties:

         Gaming Regulation Licensing

         The Company conducts gaming operations in the State of Mississippi that depends on the continued licensability or qualification of the Company. Such licensing and qualifications are reviewed periodically by the Mississippi Gaming Commission.

         Competition

         The gaming industry is extremely competitive and the Company faces competition from new developments in the United States, specifically in Mississippi and Louisiana.

         Severe Weather

         The Mississippi Gulf Coast is subject to severe weather, including hurricanes. Severe weather could cause damage to the Company's casino facility. The Company maintains insurance against casualty losses resulting from severe weather and against business interruption. Such insurance may not adequately compensate the Company for loss of profits resulting from severe weather.

         Use of Estimates

         Financial statements prepared in accordance with generally accepted accounting principles require the use of management estimates, including estimates used to evaluate the recoverability of property, plant and equipment, to determine the fair value of financial instruments, and to determine litigation related obligations. Actual results could differ from estimates.

         Reclassifications

         Certain reclassifications have been made to the 1998 and 1997 balances to be consistent with the 1999 financial statement presentation.

2.       Supplemental Disclosure of Cash Flow Information

         Cash paid for interest during the years ended December 31, 1999, 1998, and 1997 was $3,789, $102,221 and $101,404, respectively.

3.       Property, Plant and Equipment

 Property, plant and equipment as of December 31, 1999 and 1998 consisted of the following:

      (in thousands)
                                                          December 31,
                                                     1999             1998

   Land and improvements                   $       37,888   $       37,890
   Buildings and improvements                      25,119           24,894
   Barges and improvements                         11,685           11,631
   Furniture and equipment                         31,748           28,874
   Construction in progress                         1,456              764
                                           ------------------------------------
                                                  107,896          104,053
                                           ------------------------------------
   Less accumulated depreciation                  (36,098)         (31,233)
                                           ------------------------------------
                                           $       71,798   $       72,820
                                              ===========      ===========


4.       Notes Payable and Extraordinary Item

Notes payable as of December 31, 1999 and 1998 consisted of the following:

    (in thousands)
                                                    1999             1998

  Secured note payable                    $           61   $           73
  Capital lease obligations                          136              325
                                          ------------------------------------
                                                     197              398
  Less current maturities                           (148)            (202)
                                          ------------------------------------
                                          $           49   $          196
                                             ===========      ===========

     The secured note is payable to an  individual  secured by a parcel of land.
The  original  balance  of  the  note  was  $128,621,   payable  in  ten  annual
installments of $20,000, including interest at 11.5% through March 2003.

         Maturities of the Company's long-term debt, including capital lease obligations, as of December 31, 1999 are as follows:

                           (in thousands)
                                          Year ended

                                    December 31, 2000         $         148
                                    December 31, 2001                    14
                                    December 31, 2002                    16
                                    December 31, 2003                    19
                                                              -----------------
                                                              $         197
                                                                 ==========

         The carrying amounts and fair values of notes payable and current maturities of long-term debt as of December 31, 1999 and 1998 approximate the carrying values.

          On October 14, 1993, the 50% owned affiliate of the Company, Casino Magic Finance Corp. ("Finance Corp."), sold $135,000,000 in aggregate principal amount of 11-1/2% First Mortgage Notes due 2001 (the "Finance Notes") and warrants to purchase 810,000 shares of Casino Magic Corp. common stock. Finance Corp. is a special purpose finance subsidiary formed specifically to issue the Finance Notes. The Finance Notes were governed by an Indenture (the "Indenture") entered into on the same date between Finance Corp., the Company and IBJ Schroder Bank & Trust Company as the Trustee.

          The Finance Notes were secured by a pledge of the stock of Finance Corp., Mardi Gras Casino Corp. and Biloxi Casino Corp., an affiliate of the Company, along with the accounts receivable, inventories, property and equipment, property held for development and deposits of the Company and Casino Magic-Biloxi.

         In connection with the Merger, Pinnacle Entertainment elected to redeem the Finance Notes for the redemption amount of 103.833% in accordance with the Indenture. On October 15, 1998, Pinnacle Entertainment deposited the amount required to redeem the Finance Notes with the Trustee and the Trustee discharged the debt and released the collateral on that date. Accordingly, the Company's proportionate share of redemption costs of $2,116,213, net of related tax benefit, were recorded in the period ended December 31, 1998 and are reflected as an extraordinary item on the accompanying Statement of Operations. These costs primarily include the redemption premium.

5.       Income Taxes

         The Company is included in the consolidated federal tax return of Pinnacle Entertainment and allocated income tax expense as if it were a separate taxpayer.

         Provision (benefit) for income taxes for the years ended December 31, 1999, 1998 and 1997 are as follows (including a current tax benefit of $1,139,499 associated with an extraordinary item in 1998):

  (in thousands)

                                                    Current             Deferred                Total

  Year ended December 31, 1999:
    U.S. Federal                               $       5,488        $        166        $       5,654
    State                                                  2                   -                    2
                                               -----------------    -----------------   -----------------
                                                       5,490                 166                5,656
                                               -----------------    -----------------   -----------------

Year ended December 31, 1998:

    U.S. Federal                                       2,091              (1,308)                 783
    State                                                  -                   -                    -
                                               -----------------    -----------------   -----------------
                                                       2,091              (1,308)                 783
                                               -----------------    -----------------   -----------------
  Year ended December 31, 1997:

    U.S. Federal                                       3,247                 (30)               3,217
    State                                                  -                   -                    -
                                               -----------------    -----------------   -----------------
                                               $       3,247        $        (30)       $       3,217
                                                   ==========          ==========           ==========

The following table reconciles the Company's income tax expense (based on its effective tax rate) to the federal statutory tax rate of 35% (including a current tax benefit of $1,139,499 associated with an extraordinary item in
1998):

         (in thousands)

                                                                              For the Years Ended December 31,
                                                                         1999               1998                1997
        Income before income tax expense, at the
             statutory rate                                      $      5,642      $         600        $      2,968
        Expenses which were non-deductible for tax
             purposes                                                      12                183                 129
        State income taxes, net of federal tax benefits                     2                  -                   -
        Other                                                               -                  -                 120
                                                                 --------------    ---------------      --------------
        Income tax expense                                       $      5,656      $         783        $      3,217
                                                                 ==============    ===============      ==============

At December 31, 1999, and 1998, the tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

         (in thousands)

                                                                        1999                 1998
        Current deferred tax assets:
           Vacation and sick pay accrual                     $           211      $           224
           Bad debt allowance                                            119                  257
           Reserve for medical claims                                      -                  277
           Other                                                           4                    4
                                                             -------------------- --------------------
             Current deferred tax assets                                 334                  762

         Current deferred tax liabilities:
           Accrued bonus                                                 (49)                 (64)
           Other                                                           -                 (142)
                                                             -------------------- --------------------
         Net current deferred tax assets                     $           285      $           556
                                                             ==================== ====================



                                                                        1999                 1998
         Non-current deferred tax assets:
           Net operating loss carry  forwards                $           126      $           126
           Reserve for liability claims                                   80                   80
           Other                                                          72                   72
                                                             -------------------- --------------------
                   Non-current deferred tax assets                       278                  278
                                                             -------------------- --------------------
         Non-current deferred tax Liabilities:
           Depreciation                                               (3,138)              (3,243)
                                                             -------------------- --------------------
                   Net non-current deferred tax liabilities  $         2,860      $         2,965
                                                             ==================== ====================

6.       Employee Benefits

                  Pinnacle Entertainment offers a 401(k) Investment Plan (the "401(k) Plan") which is subject to the provisions of the Employee Retirement Income Security Act of 1994. The 401(k) Plan is open to all employees of the Partnership who have completed a minimum of 500 hours of service. Employees may contribute up to 18% of pretax income (subject to the legal limitation of $10,000 for 1999). The Partnership offers discretionary matching, and for the years ended December 31, 1999, 1998 and 1997 matching contributions to the 401(k) Plan totaled $257,732, $106,351 and $97,597, respectively.

7.       Commitments and Contingencies

         Debt Guarantees

         On August 6, 1997, Pinnacle Entertainment issued $125,000,000 of Series A 9.5% Senior Subordinated Notes due 2007 (the " 9.5% Notes"). In February of 1999, Pinnacle Entertainment issued $350,000,000 of 9.25% Senior Subordinating Notes due 2007 (the "9.25% Notes).

                  Both the 9.25% and 9.5% Notes are unsecured obligations of Pinnacle Entertainment, Inc. guaranteed by all material restricted subsidiaries of the Company, as defined in the indentures, including the Mardi Gras Casino Corp. The indentures governing both the 9.25% and 9.5% Notes contain certain covenants limiting the ability of Pinnacle Entertainment and its restricted subsidiaries to incur additional indebtedness, issue preferred stock, pay dividends or make certain distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in its subsidiaries, or enter into certain mergers and consolidations.

         Bus Litigation

         On May 9, 1999, a bus owned and operated by Custom Bus Charters, Inc. was involved in an accident in New Orleans, Louisiana while en route to the Company's Casino in Bay St. Louis, Mississippi. To date multiple deaths and numerous injuries are attributed to this accident and Mardi Gras, together with several other defendants, has been named in thirty-eight (38) lawsuits, each seeking unspecified damages due to the deaths and injuries sustained in this accident. While the Company cannot predict the outcome of the litigation, the Company believes it is not liable for any damages arising from this accident and the Company and its insurers intend to vigorously defend these actions.

         Mardi Gras is party to a number of other pending legal proceedings, though management does not expect that the outcome of such proceedings, either individually or in the aggregate, will have a material effect on the Company's financial results.

8.       Lease Obligations

                  The following is a schedule of future minimum lease payments for capital and operating leases (with initial or remaining terms in excess of one year) as of December 31, 1999:

         (in thousands)
                                           Capital                Operating
                                           Leases                  Leases

    2000                              $         141           $          203
    2001                                          -                      177
    2002                                          -                      118
    2003                                          -                      101
                                      -----------------       ------------------
    Total minimum lease payments                141           $          599
    Less amount representing                                  ==================
        Interest (9%)                            6
                                      -----------------
    Present value of net minimum
    capital lease payments            $         135
                                      =================

         Rent expense for the years ended December 31, 1999, 1998, and 1997 was $189,508, $139,500 and $127,887, respectively.

9.       Pending Sale

         On December 10, 1999, Pinnacle Entertainment announced it had entered into a definitive agreement with Penn National Gaming, Inc. ("Penn National") to sell for cash Mardi Gras Casino Corp.'s casino operations for $120 million. Penn National will purchase all of the property, plant and equipment and will assume certain liabilities. The transaction is subject to certain closing conditions, including approval by the Mississippi Gaming Commission, the purchaser completing the necessary financing, and termination of the Hart-Scott-Rodino waiting period. Pinnacle Entertainment estimates the transaction will close in the second quarter of 2000.

REPORT OF INDEPENDENT PUBLIC
ACCOUNTANTS

To the Board of Directors of Mississippi-I-Gaming LP:

We have audited the accompanying balance sheets of Mississippi-I-Gaming LP (the "Partnership") as of December 31, 1999 and 1998, and the related statements of operations, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mississippi-I-Gaming LP as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP


New Orleans, Louisiana
February 8, 2000

Robert W. Kimbro, being duly sworn deposes and says that he is a partner in the Firm of Arthur Andersen LLP and that he has signed the foregoing auditors' report in that capacity.

/s/Robert W. Kimbro
Certified Public Accountant
Mississippi Certificate No. R-2676

                           MISSISSIPPI-I GAMING, L.P.

                   Balance Sheets - December 31, 1999 and 1998

(in thousands)
         Assets

                                                                              1999             1998
Current Assets:
  Cash and cash equivalents                                            $     2,974      $     4,555
  Receivables, net of allowance for doubtful accounts of
      $59 and $73                                                              969              139
  Prepaid expenses and other current assets                                  1,414            1,874
  Inventories                                                                  527              542
                                                                       ---------------  ---------------
          Total current assets                                               5,884            7,110

  Property, plant and equipment, net                                        43,934           44,442

  Other assets                                                               2,059            2,060
                                                                       ---------------  ---------------
                                                                       $    51,877      $    53,612
                                                                       ===============  ===============

         Liabilities and Partners' Capital

Current Liabilities:
  Accounts payable                                                     $       551      $       636
  Accrued compensation                                                       1,225              968
  Other accrued liabilities                                                  4,445            4,230
  Accrued interest payable, Boomtown, Inc.                                       -            1,442
  Current portion of notes payable, Boomtown, Inc.                          36,259           44,971
  Current portion of notes payable, other                                    1,250            1,254
                                                                       ---------------  ---------------
                                                                            43,730           53,501

Notes Payable, other                                                             -            1,250

Commitments and Contingencies

Partner's Capital (Deficit):
  General partner                                                              453               37
  Limited partners                                                           7,694           (1,176)
                                                                       ---------------  ---------------
          Total partners' capital (deficit)                                  8,147           (1,139)
                                                                       ---------------  ---------------
                                                                       $    51,877      $    53,612
                                                                       ===============  ===============


The accompanying notes are an integral part of these financial statements.
                                       16

                           MISSISSIPPI-I GAMING, L.P.

                            Statements of Operations

                For the Years Ended December 31, 1999, 1998, 1997

(in thousands)


                                                            1999              1998             1997

Revenues:
  Gaming                                             $    58,191       $    57,054      $    52,022
  Food and beverage                                        6,270             5,097            3,302
  Other                                                    3,365             2,933            2,862
                                                     ---------------   ---------------  ---------------
                                                          67,826            65,084           58,186

Costs and Expenses:
  Gaming                                                  29,366            29,598           28,391
  Food and beverage                                        7,555             6,380            4,260
  Administrative                                          15,954            16,088           15,012
  Other                                                    1,669             1,603            1,509
  Depreciation and amortization                            3,846             3,667            3,491
                                                     ---------------   ---------------  ---------------
                                                          58,390            57,336           52,663
                                                     ---------------   ---------------  ---------------
Income from Operations                                     9,436             7,748            5,523

  Other (Income) Expense:
  Interest Expense                                           150             4,319            5,354

                                                     ---------------   ---------------  ---------------
Net Income                                           $     9,286       $     3,429      $       169
                                                     ===============   ===============  ===============
Net Income Allocated to Partners:
  General partner                                    $       416       $        26      $         9
  Limited partners                                         8,870             3,403              160
                                                     ---------------   ---------------  ---------------
                                                     $     9,286       $     3,429      $       169
                                                     ===============   ===============  ===============


The accompanying notes are an integral part of these financial statements.

                           MISSISSIPPI-I GAMING, L.P.

              Statements of Changes in Partners' Capital (Deficit)
                For the Years Ended December 31, 1999, 1998, 1997

(in thousands)



                                                              Limited Partners                    Total
                                                        ---------------------------            Partners'
                                        General          Boomtown,                              Capital
                                        Partner               Inc.            Other            (Deficit)
                                    ----------------------------------------------------------------------
Balances, December 31, 1996         $         -      $    (3,991)      $      (748)       $     (4,739)
  Capital contributions                       2                -                 -                   2
  Net Income                                  9              135                25                 169
                                    ---------------  ---------------   ---------------  ------------------
Balances, December 31, 1997                  11           (3,856)             (723)             (4,568)
  Transfer of partnership interest            -             (601)              601                   -
  Net income                                 26            3,281               122               3,429
                                    ---------------  ---------------   ---------------  ------------------
Balances, December 31, 1998                  37           (1,176)                -              (1,139)
  Net income                                416            8,870                 -               9,286
                                    ---------------  ---------------   ---------------  ------------------
Balances, December 31, 1999         $       453      $     7,694       $         -        $      8,147
                                    ===============  ===============   ===============  ==================



















The accompanying notes are an integral part of these financial statements.

                           MISSISSIPPI-I GAMING, L.P.

                            Statements of Cash Flows

                For the Years Ended December 31, 1999, 1998, 1997

(in thousands)

                                                            1999              1998             1997
Cash Flows from Operating Activities:
  Net income                                         $     9,286       $     3,429      $       169
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                        3,846             3,667            3,491
      Loss on disposal of property and equipment             327                94              169
      Decrease in other receivables, net                    (830)              (26)             (39)
      Decrease (increase) in prepaid expenses
        and other assets                                     475              (802)             103
      Decrease in other assets                                 1                 8               73
      (Decrease) increase in accounts payable                (85)              (34)              59
      Increase (decrease) in accrued compensation            257                45             (112)
      Increase in accrued liabilities                        215               980              191
      (Decrease) increase in accrued interest payable,
        Boomtown, Inc.                                    (1,442)           (3,547)           2,015
                                                     ---------------   ---------------  ---------------
          Net cash provided by operating activities       12,050             3,814            6,119
                                                     ---------------   ---------------  ---------------
Cash Flows from Investing Activities:
  Additions to property, plant and equipment              (3,669)           (2,980)          (3,574)
  Proceeds from sale of property and equipment                 4               353               34
                                                     ---------------   ---------------  ---------------
          Net cash used in investing activities           (3,665)           (2,627)          (3,540)
                                                     ---------------   ---------------  ---------------
Cash Flows from Financing Activities:
  (Payment of) proceeds from note payable,
    Boomtown, Inc., net                                   (8,712)              517            2,732
  Payment of notes payable, other                         (1,254)           (1,292)          (4,505)
                                                     ---------------   ---------------  ---------------
          Net cash used in financing activities           (9,966)             (775)          (1,773)
                                                     ---------------   ---------------  ---------------
Increase (Decrease) in Cash and Cash

  Equivalents                                             (1,581)              412              806

Cash and Cash Equivalents, at the beginning of
  the year                                                 4,555             4,143            3,337
                                                     ---------------   ---------------  ---------------
Cash and Cash Equivalents, at the end of
  the year                                           $     2,974       $     4,555      $     4,143
                                                     ===============   ===============  ===============


The accompanying notes are an integral part of these financial statements.

                           MISSISSIPPI-I GAMING, L.P.

                          Notes to Financial Statements

December 31, 1999


1.       Summary of Significant Accounting Policies

         General

         Mississippi-I Gaming, L.P. ("the Partnership") is a Mississippi limited partnership, which is owned and controlled by Pinnacle Entertainment, Inc. ("Pinnacle Entertainment"), (formerly known as Hollywood Park, Inc.), through its wholly owned subsidiaries, Boomtown, Inc. ("Boomtown") and Bayview Yacht Club, Inc., which own 95% and 5%, respectively, of the Mississippi Partnership. On September 11, 1998, Pinnacle Entertainment, through its Boomtown subsidiary, purchased for $400,000 the 15% of the Partnership owned by Eric Skrmetta ("Skrmetta"). The Partnership owns and operates a casino ("Boomtown Biloxi"), which opened in July 1994. Boomtown Biloxi occupies nineteen acres in Biloxi, Mississippi.

         Gaming Revenues and Promotional Allowances

         In accordance with common industry practice, casino revenues are the net of gaming wins less losses. Revenues exclude the retail value of complimentary rooms, food and beverage furnished gratuitously to customers. The estimated cost of providing these promotional allowances (which are included in gaming expenses) during the years ended December 31, 1999, 1998 and 1997, was $4,186,000, $4,454,000 and $4,094,000,
         respectively.

         Cash and Cash Equivalents

         Cash and cash equivalents consist of cash, certificates of deposit and short term investments with original maturities of 90 days or less.

         Property, Plant, and Equipment

         Property, plant and equipment are stated at cost and depreciated using the straight line method over estimated useful lives, ranging from three to thirty-five years. Normal repairs and maintenance are charged to expense as incurred. Expenditures which materially extend the useful lives of capital assets are capitalized.

         Fair Value of Financial Instruments

         Due to the short-term maturity of financial instruments classified as current assets and liabilities, the fair value approximates the carrying value.

         Income Taxes

         The Partnership is not subject to state or federal income taxes. The Partnership's income or loss is allocated to the partners and included in their respective income tax returns.

         Long-Lived Assets

         The Partnership periodically reviews the propriety of the carrying amount of long-lived assets and any related intangible assets as well as the related amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or estimates of useful lives. This evaluation consists of comparing asset carrying values to the Partnership's projection of the undiscounted cash flows over the remaining lives of the assets, in accordance with Statement of Financial Accounting Standards No. 121 Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of ("SFAS No. 121"). Based on its review, Partnership management believes that as of December 31, 1999, there were no significant impairments of its long-lived assets or intangible assets.

         Certain Significant Risks and Uncertainties:

         Gaming Regulation Licensing

         The Partnership conducts gaming operations in the State of Mississippi that depends on the continued licensability or qualification of the Partnership. Such licensing and qualifications are reviewed periodically by the Mississippi Gaming Commission.

         Competition

         The gaming industry is extremely competitive and the Partnership faces competition from new developments in the United States, specifically in Mississippi and Louisiana.

         Severe Weather

         The Mississippi Gulf Coast is subject to severe weather, including hurricanes. Severe weather could cause damage to the Company's casino facility. The Partnership maintains insurance against casualty losses resulting from severe weather and against business interruption. Such insurance may not adequately compensate the Partnership for loss of profits resulting from severe weather. On September 25, 1998, the Company suspended operations due to Hurricane Georges, and the casino remained closed until October 1, 1998. The Company received an insurance settlement for $895,000 during 1999 for property damage and business interruption.

         Use of Estimates

         Financial statements prepared in accordance with generally accepted accounting principles require the use of management estimates, including estimates used to evaluate the recoverability of property, plant and equipment, to determine the fair value of financial instruments, and to determine litigation related obligations. Actual results could differ from estimates.

         Reclassifications

         Certain reclassifications have been made to the 1998 and 1997 balances to be consistent with the 1999 financial statement presentation.

2.       Supplemental Disclosure of Cash Flow Information

              Cash paid for interest during the years ended December 31, 1999, 1998, and 1997 was $222,000, $280,000, and $3,339,000, respectively.

3.       Other Long Term Assets

         Other long term assets as of December 31, 1999 and 1998 included $2,000,000 which is prepayment of the 99th year of the land lease with Skrmetta.

4.       Property, Plant and Equipment

         Property, plant and equipment as of December 31, 1999 and 1998 consisted of the following:

  (in thousands)

                                                     December 31,

                                                1999                 1998

  Land and land improvements              $    1,236           $    1,236

  Buildings and building improvements         41,417               41,449
  Equipment                                   14,464               11,505
  Construction in progress                       326                  389
                                          -------------       --------------
                                              57,443               54,579
  Less: Accumulated depreciation             (13,509)             (10,137)
                                          --------------       --------------
                                          $   43,934           $   44,442
                                          ==============       ==============

5.       Secured and Unsecured Notes Payable

     Notes payable as of December 31, 1999 and 1998 consisted of the following:

  (in thousands)

                                                     December 31,

                                                1999                 1998

  Secured notes payable                   $    1,250           $    2,500
  Capital lease obligations                        -                    4
                                          --------------       --------------
                                               1,250                2,504
  Less: current maturities                    (1,250)              (1,254)
                                          --------------       --------------
                                          $        -           $   1,250
                                          ==============       ==============

         As of December 31, 1999 and 1998 the Partnership also had an outstanding note payable to Boomtown in the amounts of $36,259,000 and $44,971,000, respectively. These amounts primarily related to funds invested by Boomtown for the initial construction of the property, and the net of subsequent cash transfers to Boomtown from the Partnership, and from Boomtown to the Partnership. Interest on the notes payable to Boomtown was fixed at 11.5%. In September 1998, Boomtown, Inc. discontinued charging interest to the Partnership.

              On August 4, 1997, Pinnacle Entertainment executed an agreement on behalf of the Partnership to purchase the barge that Boomtown Biloxi sits upon and the associated building shell for $5,250,000. The Partnership had been leasing these assets. In connection therewith, the Partnership had made a down payment of $1,500,000 upon signing the agreement, with the balance payable in three equal annual installments of $1,250,000 with interest set at the prime rate as of the first day of each quarter.

6.       Employee Benefits

         Pinnacle Entertainment offers a 401(k) Investment Plan (the "401(k) Plan") which is subject to the provisions of the Employee Retirement Income Security Act of 1994. The 401(k) Plan is open to all employees of the Partnership who have completed a minimum of 500 hours of service. Employees may contribute up to 18% of pretax income (subject to the legal limitation of $10,000 for 1999). The Partnership offers discretionary matching, and for the years ended December 31, 1999, 1998 and 1997 matching contributions to the 401(k) Plan totaled $166,239, $157,491 and $139,465, respectively.

7.       Commitments and Contingencies

         Debt Guarantees

         On August 6 1997, Pinnacle Entertainment issued $125,000,000 of Series A 9.5% Senior Subordinated Notes due 2007 (the "9.5% Notes"). In February of 1999, Pinnacle Entertainment issued $350,000,000 of 9.25% Senior Subordinating Notes due 2007.

         (the "9.25% Notes)

         Both the 9.25% and 9.5% Notes are unsecured obligations of Pinnacle Entertainment, Inc. guaranteed by all material restricted subsidiaries of the Company, as defined in the indentures, including the Partnership. The indentures governing both the 9.25% and 9.5% Notes contain certain covenants limiting the ability of Pinnacle Entertainment and its restricted subsidiaries to incur additional indebtedness, issue preferred stock, pay dividends or make certain distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in its subsidiaries, or enter into certain mergers and consolidations.

         Tidelands Lease

         The Mississippi Partnership leases submerged tidelands at the Boomtown Biloxi site from the State of Mississippi. The lease has a ten-year term, (entered into in 1994) with a five-year option to renew. Lease rent for each of the first three years of the lease was $525,000 and $425,000 for the third and fourth years. During 1999, the Partnership was notified of a rate increase for the sixth through tenth years. The State of Mississippi has increased the rent to $476,00 based on the Consumer Price Index ("CPI"). The Partnership remitted payment and was subsequently notified by the State of Mississippi that the State has exercised its option under the lease agreement to increase the rent based on appraised value. The rent was then set by the State of Mississippi at $620,000. The Partnership is currently contesting the appraisal, but has accrued for the difference in the financial statements presented herein.

8.       Lease obligations and leasehold rights

              The aggregate future minimum annual lease commitments as of December 31, 1999, under operating leases having non-cancelable terms in excess of one year is as follows:

         (in thousands)

                 Year

              2000                      $     1,148
              2001                            1,128
              2002                            1,111
              2003                            1,073
              2004                              567
              Thereafter                         33
                                    ---------------
                   Total                $     5,060
                                          =========

         Total rent expense for these long term lease obligations for the years ended December 31, 1999, 1998, and 1997 was $986,126, $901,917 and
         $929,338, respectively. In addition, the Partnership leases land from Skrmetta for use by Boomtown Biloxi. The lease term is 99 years and is cancelable upon one year's notice. The lease called for an initial deposit by the Company of $2,000,000 and for annual base lease rent payments of $2,000,000 and percentage rent equal to 5.0% of adjusted gaming win (as defined in the lease) over $25,000,000.00. Skrmetta agreed to provide the land,  free of annual base rent, for two years in exchange  for a 15%  interest in the  Company,  which was  subsequently acquired by Boomtown (see Note 1). During the years ended  December 31,
         1999, 1998 and 1997 the Mississippi Partnership paid lease rent to Skrmetta of $3,519,349, $3,116,131 and $2,961,359, respectively.

9.       Pending Sale

         On December 10, 1999, Pinnacle Entertainment announced it had entered into a definitive agreement with Penn National Gaming, Inc. ("Penn National") to sell for cash the Partnership's Boomtown Biloxi casino operations for $75 million. Penn National will purchase all of the property, plant and equipment and will assume certain liabilities. The transaction is subject to certain closing conditions, including approval by the Mississippi Gaming Commission, the purchaser completing the necessary financing, and termination of the Hart-Scott Rodino waiting period. Pinnacle Entertainment estimates the transaction will close in the second quarter of 2000.

                             MARDI GRAS CASINO CORP.
                                 Balance Sheets

                                                                                   June 30,    December 31,
                                                                                       2000           1999
------------------------------------------------------------------------------------------------------------
                                                                                         (in thousands)
                                                                                          (unaudited)
Assets

     Current assets
     Cash                                                                    $        4,044   $      3,642
     Accounts receivable, net of allowance for doubtful
         accounts of $259 in 2000 and $217 in 1999                                      965            587
     Prepaid expenses and other current assets                                          968            572
     Inventories                                                                        603            666
     Deferred tax assets                                                                285            285
------------------------------------------------------------------------------------------------------------

       Total current assets                                                           6,865          5,752

       Property, plant and equipment, net                                            70,863         71,798

       Investment in affiliate                                                          932            932

       Other assets                                                                     133            202
------------------------------------------------------------------------------------------------------------

       Total assets                                                          $       78,793   $     78,684
------------------------------------------------------------------------------------------------------------


                             MARDI GRAS CASINO CORP.
                                 Balance Sheets

                                                                                   June 30,    December 31,
                                                                                       2000           1999
------------------------------------------------------------------------------------------------------------
                                                                                         (in thousands)
                                                                                          (unaudited)
Liabilities and Stockholder's Equity

     Current liabilities
     Accounts payable                                                        $        1,469   $      1,497
     Accrued expenses                                                                 2,338          3,016
     Accrued payroll and related benefits                                             2,373          2,829
     Accrued progressive gaming liabilities                                             961          1,076
     Notes payable                                                                       53            148
------------------------------------------------------------------------------------------------------------


     Total current liabilities                                                        7,194          8,566

     Notes payable                                                                       34             49
     Due to affiliates                                                               54,381         59,409
     Deferred tax liabilities                                                         2,860          2,860
------------------------------------------------------------------------------------------------------------

     Total liabilities                                                               64,469         70,884

     Stockholder's equity
     Common stock, $0.01 par
         Issued and outstanding 3,000 shares                                             --             --
     Additional paid-in capital                                                      39,688         39,688
     Dividends                                                                      (32,807)       (32,807)
     Retained earnings                                                                7,443            919
------------------------------------------------------------------------------------------------------------

     Total stockholder's equity                                                      14,324          7,800
------------------------------------------------------------------------------------------------------------

     Total liabilities and stockholder's equity                              $       78,793   $     78,684
------------------------------------------------------------------------------------------------------------
                 See accompanying notes to financial statements.


                             MARDI GRAS CASINO CORP.
                            Statements of Operations

Six months ended June 30,                                                              2000            1999
------------------------------------------------------------------------------------------------------------
                                                                                         (in thousands)
                                                                                           (unaudited)
Revenues

     Gaming                                                                  $       40,958   $     41,018
     Food and beverage                                                                1,917          2,017
     Hotel and recreational vehicle park                                              1,053          1,053
     Golf                                                                             1,174          1,010
     Other income                                                                     1,743            557
------------------------------------------------------------------------------------------------------------

     Total revenues                                                                  46,845         45,655

     Expenses
     Gaming                                                                          23,865         23,896
     Food and beverage                                                                1,953          1,913
     Hotel and recreational vehicle park                                                586            489
     Golf                                                                               830            822
     General and administrative                                                       6,376          6,065
     Other                                                                              499            549
     Depreciation and amortization                                                    2,397          2,909
------------------------------------------------------------------------------------------------------------

       Total expenses                                                                36,506         36,643
------------------------------------------------------------------------------------------------------------

       Income from operations                                                        10,339          9,012

Other (income) expense
     Interest expense                                                                     8             18
     Interest income                                                                     (2)           (87)
     (Gain) loss from disposal of assets                                                140            (27)
------------------------------------------------------------------------------------------------------------

     Total other (income) expense                                                       146            (96)
------------------------------------------------------------------------------------------------------------

     Income before income taxes                                                      10,193          9,018
     Income tax expense                                                               3,669          2,705
------------------------------------------------------------------------------------------------------------

Net income                                                                   $        6,524   $      6,313
------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                             MARDI GRAS CASINO CORP.
                            Statements of Cash Flows

Six months ended June 30,                                                              2000           1999
----------------------------------------------------------------------------------------------------------
                                                                                         (in thousands)
                                                                                          (unaudited)
Cash flows from operating activities
     Net income                                                              $        6,524   $      6,403
     Adjustments to reconcile net income to net cash
         provided by operating activities
       Depreciation and amortization                                                  2,397          2,909
Loss on disposal of property and equipment                                              140             --
       Allowance for doubtful debts                                                      42             29
       Changes in assets and liabilities
(Increase) decrease in assets
       Accounts receivable                                                             (420)           222
       Prepaid expenses                                                                (396)          (275)
       Inventories                                                                       63            103
Other assets                                                                             69            (31)
       Increase (decrease) in liabilities
      Accounts payable                                                                  (28)           (46)
      Accrued expenses                                                                 (678)         2,627
      Payroll and related benefits                                                     (456)           399
      Accrued gaming liabilities                                                       (115)          (241)
      Due to affiliates, net                                                         (5,028)        (4,994)
------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                             2,114          7,105
------------------------------------------------------------------------------------------------------------

      Cash flows from investing activities
      Proceeds from sale of property and equipment                                      150             11
      Acquisitions of property and equipment                                         (1,751)        (1,344)
------------------------------------------------------------------------------------------------------------

      Net cash (used in) investing activities                                        (1,601)        (1,333)
------------------------------------------------------------------------------------------------------------

Cash flows from financing activities
      Principal payments on notes payable                                              (111)          (109)
------------------------------------------------------------------------------------------------------------

Net increase in cash                                                                    402          5,663

Cash at beginning of period                                                           3,642          4,287
------------------------------------------------------------------------------------------------------------

Cash at end of period                                                        $        4,044   $      9,950
------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                             MARDI GRAS CASINO CORP.
                          Notes to Financial Statements

                                   (unaudited)

1.      Basis of
        Presentation

               Mardi Gras Casino Corp. (the "Company" or "Mardi Gras") is a Mississippi corporation and a wholly owned subsidiary of Casino Magic Corp. which, as a result of a merger on October 15, 1998 (the "Merger"), is a wholly owned subsidiary of Pinnacle Entertainment, Inc. ("Pinnacle Entertainment"), (formerly known as Hollywood Park, Inc.) The Company operates Casino Magic Bay The statements and related notes herein have St. Louis in Bay St. Louis, Mississippi. been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.
               Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying notes should therefore be read in conjunction with the Partnership's December 31, 1999 annual financial statements.

               In the opinion of management, all adjustments (consisting of normal recurring accruals) have been made which are necessary to present fairly the financial position of the Company as of June 30, 2000 and the results of its operations for the six month periods ended June 30, 2000 and 1999. The results of operations experienced for the six month period ended June 30, 2000 are not necessarily indicative of the results to be experienced for the fiscal year ended December 31, 2000.

2.      Pending Sale

               On December 10, 1999, Pinnacle Entertainment entered into two definitive agreements to sell all of the operating assets of the Casino Magic hotel, casino, golf resort, recreational vehicle
               (RV) park and marina in Bay St. Louis, Mississippi and the Boomtown Biloxi casino in Biloxi, Mississippi to Penn National Gaming, Inc. for an aggregate of $195 million. These agreements are contingent upon each other. In addition to acquiring all of the operating assets and related operations of the Casino Magic Bay St. Louis and Boomtown Biloxi properties, Penn National has entered into a licensing agreement to use Boomtown and Casino Magic names and marks at the properties acquired. The transaction was subject to certain closing conditions including the approval of the Mississippi Gaming Commission, financing and expiration of the applicable Hart-Scott-Rodino waiting period. The acquisitions were completed on August 8, 2000. Use of Estimates

               Financial statements prepared in accordance with generally accepted accounting principles require the use of management estimates, including estimates used to evaluate the recoverability of property, plant and equipment, to determine the fair value of financial instruments, and to determine litigation related obligations. Actual results could differ from estimates.

                            MISSISSIPPI-I-GAMING, LP
                                 Balance Sheets

                                                                                   June 30,   December 31,
                                                                                       2000          1999
----------------------------------------------------------------------------------------------------------
                                                                                         (in thousands)
                                                                                          (unaudited)
Assets

     Current assets
     Cash                                                                    $        3,242   $      2,974
     Receivables, net of allowance for doubtful accounts of
         $55 and $59                                                                    189            969
     Prepaid expenses and other current assets                                        1,740          1,414
     Inventories                                                                        481            527
------------------------------------------------------------------------------------------------------------

      Total current assets                                                            5,652          5,884

      Property, plant and equipment, net                                             43,792         43,934

      Other assets                                                                    2,034          2,059
------------------------------------------------------------------------------------------------------------

      Total assets                                                           $       51,478   $     51,877
------------------------------------------------------------------------------------------------------------


Liabilities and Partners' Capital

     Current liabilities
     Accounts payable and accrued expenses                                   $        1,351   $      1,776
     Other accrued liabilities                                                        3,829          4,445
     Current maturities of notes payable, Boomtown, Inc.                             33,711         36,259
     Notes payable, other                                                                --          1,250
------------------------------------------------------------------------------------------------------------

     Total liabilities                                                               38,891         43,730

     Partners' capital
     General partner                                                                    674            453
     Limited partners                                                                11,913          7,694
------------------------------------------------------------------------------------------------------------

Total partners' capital                                                              12,587          8,147
------------------------------------------------------------------------------------------------------------

      Total liabilities and partners' capital                                $       51,478   $     51,877
------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                            MISSISSIPPI-I-GAMING, LP
                            Statements of Operations



Six months ended June 30,                                                              2000           1999
-----------------------------------------------------------------------------------------------------------
                                                                                         (in thousands)
                                                                                          (unaudited)
Revenues
     Gaming                                                                  $       29,493   $     30,041
     Food and beverage                                                                3,113          3,223
     Other                                                                            1,354          1,429
-----------------------------------------------------------------------------------------------------------

     Total revenues                                                                  33,960         34,693

     Costs and expenses
     Gaming                                                                           9,693          9,746
     Food and beverage                                                                3,832          3,836
     Administrative                                                                  13,336         13,362
     Other                                                                              740            827
     Depreciation and amortization                                                    1,841          2,013
-----------------------------------------------------------------------------------------------------------

      Total costs and expenses                                                       29,442         29,784
-----------------------------------------------------------------------------------------------------------

      Income from operations                                                          4,518          4,909

Other (income) expense, interest                                                         77            104
-----------------------------------------------------------------------------------------------------------

Net income                                                                            4,441          4,805
-----------------------------------------------------------------------------------------------------------

     Net income allocated to partners
     General partner                                                                    142            154
     Limited partners                                                                 4,299          4,651
-----------------------------------------------------------------------------------------------------------

                 Total net income allocated to partners                      $        4,441   $      4,805
-----------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                            MISSISSIPPI-I-GAMING, LP
                            Statements of Cash Flows



Six months ended June 30,                                                              2000           1999
-----------------------------------------------------------------------------------------------------------
                                                                                         (in thousands)
                                                                                          (unaudited)
Cash flows from operating activities
     Net income                                                              $        4,441   $      4,805
     Adjustments to reconcile net income to net cash provided
        by operating activities
      Depreciation and amortization                                                   1,703          2,013
Loss on disposal of property and equipment                                               13            249
      Changes in assets and liabilities
(Increase) decrease in assets
      Other receivables, net                                                            784            107
      Prepaid expenses                                                                 (326)          (317)
      Other assets                                                                       46             (6)
      Inventory                                                                          25             95
      Increase (decrease) in liabilities
      Accounts payable and accrued expenses                                            (429)          (271)
      Accrued compensation                                                             (253)           426
Accrued liabilities                                                                    (616)            20
------------------------------------------------------------------------------------------------------------

      Net cash provided by operating activities                                       5,388          7,119
------------------------------------------------------------------------------------------------------------

Cash flows from investing activities
      Additions to property, plant and equipment                                     (1,586)        (1,912)
     Proceeds from sale of property and equipment                                        12              3
------------------------------------------------------------------------------------------------------------

Net cash (used in) investing activities                                              (1,574)        (1,909)
------------------------------------------------------------------------------------------------------------













                 See accompanying notes to financial statements.

                            MISSISSIPPI-I-GAMING, LP
                            Statements of Cash Flows

Six months ended June 30,                                                              2000           1999
-----------------------------------------------------------------------------------------------------------
                                                                                         (in thousands)
                                                                                          (unaudited)
Cash flows from financing activities
         Payment of note payable, Boomtown, Inc., net                        $       (2,548)  $     (3,539)
         Payment of notes payable, other                                             (1,250)            (4)
------------------------------------------------------------------------------------------------------------

Net cash (used in) financing activities                                              (3,798)        (3,543)
------------------------------------------------------------------------------------------------------------

Increase in cash                                                                         16          1,667

Cash at beginning of period                                                           2,974          4,555
------------------------------------------------------------------------------------------------------------

Cash at end of period                                                        $        2,990   $      6,222
------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                            MISSISSIPPI-I-GAMING, LP
                          Notes to Financial Statements
                                   (unaudited)

1.      Basis of
        Presentation

               Mississippi-I-Gaming, L.P. (the "Partnership") is a Mississippi limited partnership, which is owned and controlled by Pinnacle Entertainment, Inc. ("Pinnacle Entertainment"), (formerly known as Hollywood Park, Inc.), through its wholly owned subsidiaries, Boomtown, Inc. ("Boomtown") and Bayview Yacht Club, Inc., which own 95% and 5%, respectively, of the Mississippi Partnership. The Partnership owns and operates a casino ("Boomtown Biloxi"), which opened in July 1994. Boomtown Biloxi occupies nineteen acres in Biloxi, Mississippi.

               The statements and related notes herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying notes should therefore be read in conjunction with the Partnership's December 31, 1999 annual financial statements.

               In the opinion of management, all adjustments (consisting of normal recurring accruals) have been made which are necessary to present fairly the financial position of the Partnership as of June 30, 2000 and the results of its operations for the six month periods ended June 30, 2000 and 1999. The results of operations experienced for the six month period ended June 30, 2000 are not necessarily indicative of the results to be experienced for the fiscal year ended December 31, 2000.

2.      Pending Sale

               On December 10, 1999, Pinnacle Entertainment entered into two definitive agreements to sell all of the operating assets of the Casino Magic hotel, casino, golf resort, recreational vehicle
               (RV) park and marina in Bay St. Louis, Mississippi and the Boomtown Biloxi casino in Biloxi, Mississippi to Penn National Gaming, Inc. for an aggregate of $195 million. These agreements are contingent upon each other. In addition to acquiring all of the operating assets and related operations of the Casino Magic Bay St. Louis and Boomtown Biloxi properties, Penn National has entered into a licensing agreement to use Boomtown and Casino Magic names and marks at the properties acquired. The transaction was subject to certain closing conditions including the approval of the Mississippi Gaming Commission, financing and expiration of the applicable Hart-Scott-Rodino waiting period. The acquisitions were completed on August 8, 2000.

Use of Estimates

               Financial statements prepared in accordance with generally accepted accounting principles require the use of management estimates, including estimates used to evaluate the recoverability of property, plant and equipment, to determine the fair value of financial instruments, and to determine litigation related obligations. Actual results could differ from estimates.

(b) PRO FORMA FINANCIAL INFORMATION. The following unaudited pro forma consolidated financial information is filed as part of this Current Report on Form 8-K:

                                                                    Page No.

Unaudited Pro Forma Consolidated Financial Information                   36

Unaudited Pro Forma Consolidated Statement of Operations

         for the year ended December 31, 1999                         37-38

Unaudited Pro Forma Consolidated Statement of Operations

         for the six months ended June 30, 2000                       39-40

Notes to Unaudited Pro Forma Consolidated Statement of Operations        41

Unaudited Pro Forma Consolidated Balance Sheet as of  June 30,2000    42-44

Notes to Unaudited Pro Forma Consolidated Balance Sheets              45-46

              Unaudited Pro Forma Consolidated Financial Statements

On August 8, 2000, Penn National Gaming, Inc. and subsidiaries ("Penn National" or the "Company") purchased substantially all of the assets (the "Acquisitions") of the Casino Magic hotel, casino, golf resort, recreational vehicle park and marina in Bay St. Louis, Mississippi ("Casino Magic") and the Boomtown Biloxi casino in Biloxi, Mississippi ("Boomtown Biloxi") from certain subsidiaries of Pinnacle Entertainment, Inc. The acquisition of Casino Magic and Boomtown Biloxi were consummated by BSL, Inc. and BTN, Inc., respectively, each of which is a wholly owned subsidiary of Penn National. The Casino Magic Acquisition was accomplished pursuant to the terms of an Asset Purchase Agreement, dated as of December 9, 1999, as amended, by and among BSL, Inc. and Casino Magic Corp. The Boomtown Biloxi acquisition was accomplished pursuant to the terms of an Asset Purchase Agreement, dated as of December 9, 1999, as amended, by and among BTN, Inc. and Boomtown, Inc. The terms of each of the Purchase Agreements were the result of arm's length negotiations among the parties. The aggregate consideration paid by Penn National for the acquisitions was $196,260,000 cash, which was funded by Penn National's concurrent execution of a new $350 million credit facility on August 8, 2000.

The proceeds of the credit facility were used to finance the above acquisition, to repay its existing indebtedness and for working capital. The credit facility provides for a $75 million revolving credit facility maturing on August 8, 2005, a $75 million Tranche A term loan maturing on August 8, 2005 and a $200 million Tranche B term loan maturing on August 8, 2006.

At Penn National's option, the revolving credit facility and the Tranche A term loan may bear interest at (1) the highest of 1/2 of 1% in excess of the federal funds effective rate or the rate that the bank group announces from time to time as its prime lending rate plus an applicable margin of up to 2.25% or (2) a rate tied to a eurodollar rate plus an applicable margin up to 3.25%. At the Company's option, the Tranche B term loan may bear interest at (1) the highest of 1/2 of 1% in excess of the federal funds effective rate or the rate that the bank group announces from time to time as its prime lending rate plus an applicable margin of up to 3.25% or (2) a rate tied to a eurodollar rate plus an applicable margin up to 4.00%.

In addition to acquiring all of the operating assets and related operations of the Casino Magic and Boomtown Biloxi properties, Penn National has entered into a licensing agreement to use the Boomtown Biloxi and Casino Magic names and marks at the acquired properties.

The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 were prepared giving effect to the acquisition of Casino Magic and Boomtown Biloxi and the refinancing of the Company's long-term debt as if both events occurred on January 1, 1999.

The accompanying unaudited pro forma consolidated balance sheet has been prepared as if the above mentioned transactions occurred on June 30, 2000.

This unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if Casino Magic and Boomtown Biloxi had been acquired as of January 1, 1999, or if the assumption of the new credit facility, repayment of Penn National's indebtedness, or the tender premium paid to the holders of the 10.625% senior subordinated notes had been completed in an earlier period, nor is it necessarily indicative of future operating results or financial position.

The unaudited pro forma consolidated financial statements are based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Penn National, Casino Magic and Boomtown Biloxi for the twelve months ended December 31, 1999 and for the six months ended June 30, 2000, respectively.


            Unaudited Pro Forma Consolidated Statement of Operations

Year ended December 31, 1999
-----------------------------------------------------------------------------------------------------------------------------------

(in thousands)                                                                             Pro Forma Adjustments
                                                                                     -----------------------------------
                                                                                                                                Pro
                                                 Penn                                     Boomtown                            Forma
                                             National                                       Biloxi       Refinancing    as Adjusted
                                         Gaming, Inc.                                          and                of            for
                                                  and       Boomtown        Casino    Casino Magic         Long-Term    Mississippi
                                         Subsidiaries         Biloxi         Magic     Acquisition              Debt    Acquisition
-----------------------------------------------------------------------------------------------------------------------------------

Revenues
     Gaming                          $         55,744 $       58,191   $    80,349  $           --    $          --  $     194,284
     Racing                                   101,240             --            --              --               --        101,240
     Food and beverage                         12,117          6,270         3,821              --               --         22,208
     Other                                      1,259          2,471         4,650              --               --          8,380
     Earnings from unconsolidated
        affiliates                              1,098             --            --              --               --          1,098
-----------------------------------------------------------------------------------------------------------------------------------

                                              171,458         66,932        88,820              --               --        327,210
-----------------------------------------------------------------------------------------------------------------------------------

Expenses

     Gaming                                    38,284         29,366        47,446              --               --        115,096
     Racing                                    80,513             --            --              --               --         80,513
     Food and beverage                         11,031          7,555         3,723              --               --         22,309
     General and administrative                11,424         15,954        12,291              --               --         39,669
     Nonrecurring expenses                      3,285             --            --              --               --          3,285
     Other                                        425          1,669         3,512              --               --          5,606
     Depreciation and amortization              8,679          3,846         5,949            (495)(a)           --         17,979
-----------------------------------------------------------------------------------------------------------------------------------

                                              153,641         58,390        72,921            (495)              --        284,457
-----------------------------------------------------------------------------------------------------------------------------------

            Unaudited Pro Forma Consolidated Statement of Operations

Year ended December 31, 1999
-----------------------------------------------------------------------------------------------------------------------------------

(in thousands)                                                                            Pro Forma Adjustments
                                                                                     ------------------------------
                                                                                                                                Pro
                                                        Penn                               Boomtown                           Forma
                                                    National                                 Biloxi     Refinancing     as Adjusted
                                                Gaming, Inc.                                    and              of             for
                                                         and    Boomtown     Casino    Casino Magic       Long-Term     Mississippi
                                                Subsidiaries      Biloxi      Magic     Acquisition            Debt     Acquisition
----------------------------------------------------------------------------------------------------------------------------------
                 Income from operations       $       17,817 $     8,542   $ 15,899  $          495   $          --    $    42,753
         Interest income                               1,368          --        110              --              --          1,478
Interest expense                                      (8,667)       (150)       (31)             --         (23,207)(b)    (32,055)
Other income (expenses), net                              (8)        894        141              --              --          1,027
----------------------------------------------------------------------------------------------------------------------------------

            Income before income tax expense          10,510       9,286     16,119             495         (23,207)        13,203
                   Income tax expense                  3,777          --      5,656             198(c)       (4,350)(c)      5,281
----------------------------------------------------------------------------------------------------------------------------------

                       Net income             $        6,733 $     9,286   $ 10,463  $          297   $     (18,857)   $     7,922
----------------------------------------------------------------------------------------------------------------------------------

                    Per common share
     Net income-basic                         $         0.45                                                           $      0.53
     Net income-diluted                       $         0.44                                                           $      0.52
     Weighted average number of shares
         outstanding-basic                            14,837                                                                14,837
     Weighted average number of shares
         outstanding-diluted                          15,196                                                                15,196



            Unaudited Pro Forma Consolidated Statement of Operations

Six months ended June 30, 2000
-----------------------------------------------------------------------------------------------------------------------------------

(in thousands)                                                                       Pro Forma Adjustments
                                                                              ------------------------------------
                                                                                                                               Pro
                                                Penn                                Boomtown                                 Forma
                                            National                                  Biloxi          Refinancing      as Adjusted
                                        Gaming, Inc.                                     and                   of              for
                                                 and   Boomtown     Casino      Casino Magic            Long-Term      Mississippi
                                        Subsidiaries     Biloxi      Magic       Acquisition                 Debt      Acquisition
-----------------------------------------------------------------------------------------------------------------------------------
Revenues
     Gaming                         $         49,019 $   29,493   $ 40,958  $             --        $          --    $     119,470
     Racing                                   53,801         --         --                --                   --           53,801
     Food and beverage                        11,426      3,113      1,917                --                   --           16,456
     Other                                        --      1,354      3,970                --                   --            5,324
     Earnings from unconsolidated
           affiliates                          1,429         --         --                --                   --            1,429
-----------------------------------------------------------------------------------------------------------------------------------

                                             115,675     33,960     46,845                --                   --          196,480
-----------------------------------------------------------------------------------------------------------------------------------

Expenses
     Gaming                                   19,320      9,693     23,865                --                   --           52,878
     Racing                                   33,142         --         --                --                   --           33,142
     Food and beverage                         6,565      3,832      1,953                --                   --           12,350
     General and administrative               24,190     13,336      6,376                --                   --           43,902
     Other                                     8,564        740      1,915                --                   --           11,219
     Depreciation and amortization             4,368      1,841      2,397               635  (a)              --            9,241
-----------------------------------------------------------------------------------------------------------------------------------

Total expenses                                96,149     29,442     36,506               635                   --          162,732
-----------------------------------------------------------------------------------------------------------------------------------


            Unaudited Pro Forma Consolidated Statement of Operations

Six months ended June 30, 2000
-----------------------------------------------------------------------------------------------------------------------------------
(in thousands)                                                                              Pro Forma Adjustments
                                                                                     -----------------------------
                                                                                                                               Pro
                                                     Penn                                Boomtown                            Forma
                                                 National                                  Biloxi     Refinancing      as Adjusted
                                             Gaming, Inc.                                     and              of              for
                                                      and   Boomtown        Casino   Casino Magic       Long-Term      Mississippi
                                             Subsidiaries     Biloxi         Magic    Acquisition            Debt      Acquisition
-----------------------------------------------------------------------------------------------------------------------------------
                 Income from operations  $         19,526 $    4,518   $    10,339  $        (635)   $         --     $     33,748
         Interest income                              881         --             2             --              --              883
                    Interest expense               (4,816)       (77)           (8)            --         (11,175)(b)      (16,076)
Gain(loss) from disposal of assets                     --         --          (140)            --              --             (140)
Other (expenses), net                                (154)        --            --             --              --             (154)
-----------------------------------------------------------------------------------------------------------------------------------

Income before income tax
     expense                                       15,437      4,441        10,193           (635)        (11,175)          18,261

                   Income tax expense               5,591         --         3,669           (254)(c)      (1,702)(c)        7,304
-----------------------------------------------------------------------------------------------------------------------------------

                       Net income        $          9,846 $    4,441   $     6,524  $        (381)   $     (9,473)   $      10,957
-----------------------------------------------------------------------------------------------------------------------------------

Per common share

     Net income-basic                    $           0.66                                                            $       0.73
     Net income-diluted                  $           0.64                                                            $       0.71
     Weighted average number of shares
         outstanding-basic                         14,918                                                                  14,918
     Weighted average number of shares
         outstanding-diluted                       15,338                                                                  15,338


       Notes to Unaudited Pro Forma Consolidated Statements of Operations

The following pro forma adjustments have been made to the unaudited pro forma consolidated statements of operations:

(a)      Adjustments to reflect:

                                                                        Year ended          Six months
                                                                      December 31,      ended June 30,
                                                                              1999                2000
 --------------------------------------------------------------------------------------------------------

 Net (decrease) in expense resulting from the
     depreciation of $139.4 million of property assets using
     lives ranging from 5 to 39 years                              $        (1,969) $             (230)

 Amortization of goodwill of $56.8 million using a
     useful life of 40 years                                                 1,420                 710

 Net increase in expense resulting from the
     amortization of $9.5 million in deferred financing costs
     over the six-year term of the Notes Payable                                54                 255
                                                                  -------------------------------------

                                                                   $         (495)   $             635
                                                                  =====================================

(b)      Adjustments to interest expense:

                                                                        Year ended          Six months
                                                                       December 31,      ended June 30,
                                                                              1999                2000
 --------------------------------------------------------------------------------------------------------
 (Increase) in interest expense resulting from the
     refinancing of all debt obligations and debt incurred for
     the acquisition of Boomtown Biloxi and Casino Magic            $       (23,470) $         (11,252)

 Decrease in interest expense on debt of Boomtown
     Biloxi not assumed with the acquisition                                    263                 77
                                                                  -------------------------------------

                                                                    $       (23,207) $         (11,175)
                                                                  =====================================

(c) To reflect net income tax expense associated with the pro forma adjustments. The pro forma income tax expense for the six months ended June 30, 2000 does not include a $5.1 million benefit related to the deductibility of the payment of the $8.5 million bond tender premium and the write-off of $4.6 million of deferred financing costs. See Note (E) of the Pro Forma Consolidated Balance Sheet fo radditional information.

                 Unaudited Pro Forma Consolidated Balance Sheet

June 30, 2000
-----------------------------------------------------------------------------------------------------------------------------------

(in thousands)                                                                                Pro Forma Adjustments
                                                                                       ---------------------------------
                                                                                                                                Pro
                                                          Penn                               Boomtown                         Forma
                                                      National                                 Biloxi      Refinancing  as Adjusted
                                                  Gaming, Inc.                                    and               of          for
                                                           and   Boomtown    Casino      Casino Magic        Long-Term  Mississippi
                                                  Subsidiaries     Biloxi     Magic       Acquisition             Debt  Acquisition
-----------------------------------------------------------------------------------------------------------------------------------

                        Assets

                    Current assets
     Cash and cash equivalents                   $      13,831  $   3,242  $  4,044  $     (194,183)(a) $    197,042(c) $    23,976
     Accounts receivable                                 5,011        189       965              --               --          6,165
     Prepaid expenses and other current assets           2,748      1,740       968              --            5,050(e)      10,506
     Inventories                                            --        481       603              --               --          1,084
     Deferred income taxes                                 594         --       285            (285)(d)           --            594
-----------------------------------------------------------------------------------------------------------------------------------

                 Total current assets                   22,184      5,652     6,865        (194,468)         202,092         42,325
-----------------------------------------------------------------------------------------------------------------------------------

Property, plant and equipment, net                     130,667     43,792    70,863          24,767(a)            --        270,089
-----------------------------------------------------------------------------------------------------------------------------------

Other assets
     Investments and advances to unconsolidated
         affiliate                                      13,517         --        --              --               --         13,517
     Investment in affiliate                                --         --       932              --               --            932
     Cash in escrow                                      5,000         --        --          (5,000)(a)           --             --
     Excess of cost over fair value of net assets
         acquired, net                                  27,123         --        --          56,838 (a)           --         83,961
     Deferred financing costs                            4,569         --        --              --            4,931(b)       9,500
     Miscellaneous                                       1,306      2,034       133              --               --          3,473
-----------------------------------------------------------------------------------------------------------------------------------

                  Total other assets                    51,515      2,034     1,065          51,838            4,931        111,383
-----------------------------------------------------------------------------------------------------------------------------------

Total assets                                     $     204,366  $  51,478  $ 78,793  $     (117,863)    $    207,023    $   423,797
-----------------------------------------------------------------------------------------------------------------------------------

                 Unaudited Pro Forma Consolidated Balance Sheet

June 30, 2000
-----------------------------------------------------------------------------------------------------------------------------------

(in thousands)                                                                               Pro Forma Adjustments
                                                                                         ------------------------------
                                                                                                                                Pro
                                                           Penn                              Boomtown                         Forma
                                                       National                                Biloxi      Refinancing  as Adjusted
                                                   Gaming, Inc.                                   and               of          for
                                                            and    Boomtown     Casino   Casino Magic        Long-Term  Mississippi
                                                   Subsidiaries      Biloxi      Magic    Acquisition             Debt  Acquisition
-----------------------------------------------------------------------------------------------------------------------------------

Current liabilities
     Current maturities of long-term debt and
         capital lease obligations             $          5,160 $        --   $     --  $          --     $    4,500 (b) $    9,660
     Accounts payable                                     6,664       1,351      1,469             --             --          9,484
     Purses due horsemen                                  2,451          --         --             --             --          2,451
     Uncashed pari-mutuel tickets                           809          --         --             --             --            809
     Accrued expenses                                     1,814       3,829      2,338             --         (1,100)(c)      6,881
     Accrued interest                                       323          --         --             --             --            323
     Accrued salaries and wages                           1,310          --      2,373             --             --          3,683
     Accrued progressive gaming
         liabilities                                         --          --        961             --             --            961
     Customer deposits                                    1,121          --         --             --             --          1,121
     Taxes, other than income taxes                       1,568          --         --             --             --          1,568
     Income taxes                                         2,640          --         --             --             --          2,640
     Current maturities of notes
         payable, Boomtown Biloxi, Inc.                      --      33,711         --        (33,711)(d)         --             --
     Current maturities of notes
         payable, other                                      --          --         53             --             --             53
-----------------------------------------------------------------------------------------------------------------------------------

                Total current liabilities                23,860      38,891      7,194        (33,711)         3,400         39,634
-----------------------------------------------------------------------------------------------------------------------------------

                 Unaudited Pro Forma Consolidated Balance Sheet

June 30, 2000
----------------------------------------------------------------------------------------------------------------------------------

(in thousands)                                                                               Pro Forma Adjustments
                                                                                         ---------------------------
                                                                                                                               Pro
                                                            Penn                            Boomtown                         Forma
                                                        National                              Biloxi     Refinancing   as Adjusted
                                                    Gaming, Inc.                                 and              of           for
                                                             and  Boomtown      Casino   asino Magic       Long-Term   Mississippi
                                                    Subsidiaries    Biloxi       Magic   Acquisition            Debt   Acquisition
----------------------------------------------------------------------------------------------------------------------------------

Long-term liabilities
     Long-term debt and capital lease obligations,
         net                                       $      90,883 $      --   $      --  $       --     $   20,617  (c)  $  111,500
     Term loan                                                --        --          --          --        191,000  (c)     191,000
     Notes payable                                            --        --          34          --             --               34
     Due to affiliates                                        --        --      54,381     (54,381)(d)         --               --
     Deferred income taxes                                12,906        --       2,860      (2,860)(d)         --           12,906
-----------------------------------------------------------------------------------------------------------------------------------

               Total long-term liabilities               103,789        --      57,275     (57,241)       211,617          315,440
-----------------------------------------------------------------------------------------------------------------------------------

Stockholders' equity
     Partners' capital                                        --    12,587          --     (12,587)(d)         --               --
     Preferred stock                                          --        --          --          --             --               --
     Common stock                                            154        --          --          --             --              154
     Treasury stock                                       (2,379)       --          --          --             --           (2,379)
     Additional paid-in capital                           39,125        --      39,688     (39,688)(d)         --           39,125
     Dividends                                                --        --     (32,807)     32,807 (d)         --               --
     Retained earnings                                    39,817        --       7,443      (7,443)(d)     (7,994) (b)      31,823
                                                                                                                   (c)
                                                                                                                   (d)
                                                                                                                   (e)
-----------------------------------------------------------------------------------------------------------------------------------

               Total stockholders' equity                 76,717    12,587      14,324     (26,911)        (7,994 )         68,723
-----------------------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity         $     204,366 $  51,478   $  78,793  $ (117,863)    $   207,023       $  423,797
-----------------------------------------------------------------------------------------------------------------------------------

             Notes to Unaudited Pro Forma Consolidated Balance Sheet

The acquisition of Boomtown Biloxi and Casino Magic was accounted for under the purchase method of accounting for a business combination. The unaudited pro forma consolidated balance sheet is presented as if the following had taken place as of June 30, 2000: (1) the acquisition of Boomtown Biloxi; (2) the acquisition of Casino Magic; (3) the issuance of the Notes Payable and refinancing of current debt obligations; and (4) the consent fee paid to holders of the 10.625% Senior Subordinated Notes in the consent solicitation.

Pro Forma Adjustments - The following pro forma adjustments have been made to the unaudited pro forma consolidated balance sheet:

(a)      Pro forma purchase price allocation:

          Pro forma purchase price (including acquisition expenses of $1,260)       $      196,260
          Cash and other current assets not assumed with the acquisition                     2,923
                                                                                 ------------------

                                                                                           199,183

          Cash in escrow                                                                    (5,000)
                                                                                 ------------------

          Cash paid at settlement                                                   $      194,183
                                                                                 ==================

          Pro forma purchase price allocation:

              Property, plant and equipment                                         $      139,422
              Goodwill                                                                      56,838
                                                                                 ------------------

                                                                                    $      196,260
                                                                                 ==================

          Reconciliation of property, plant and equipment at cost to fair value:

              Boomtown Biloxi                                                       $       43,792
              Casino Magic                                                                  70,863
                                                                                 ------------------

              Total cost                                                                   114,655
              To adjust to fair value                                                       24,767
                                                                                 ------------------

              Total property, plant and equipment, at fair value                    $      139,422
                                                                                 ==================

(b)          Total costs incurred for new financing                                 $        9,500
              Write-off of deferred financing costs                                         (4,569)
                                                                                 ------------------

                                                                                    $        4,931
                                                                                 ==================

         The financing costs will be amortized over a six-year period using the straight-line method.

      Notes to Unaudited Pro Forma Consolidated Balance Sheet

(c)   Proceeds from debt                                        $      312,000

      Repayment of existing debt, long-term                            (90,883)
      Repayment of existing debt, current maturities                    (5,000)
      Bond premium and accrued interest                                 (9,575)
      Deferred financing costs                                          (9,500)
                                                             ------------------

      Net cash received                                         $      197,042
                                                             ==================

(d) To eliminate Casino Magic's and Boomtown Biloxi's equity accounts and other liabilities which were not assumed.

                           All  operating  assets,  net of certain  liabilities,
                  were recorded at historical cost at the acquisition date, which approximates their market value.

                           Certain  reclassifications have been made to both the
                  Boomtown Biloxi and Casino Magic historical consolidated balance sheets to conform to the pro forma consolidated balance sheet presentation.

(e) To record the current income tax benefit associated with the $8.5 million bond tender premium paid to holders of the 10.625% senior subordinated notes and the write-off of approximately $4.6 million of deferred financing costs associated with repayment of Penn National's indebtedness and cancellation of related credit facilities.

(c)  Exhibits

Exhibit No.                Description

2.1
               Asset Purchase Agreement dated as of December 9, 1999 between BSL, Inc. and Casino Magic Corp. (Exhibit 99.2) (1) (Incorporated by reference to the Company's Form 8-K, dated August 8, 2000)

2.2
               First Amendment to Asset Purchase Agreement dated as of December 17, 1999 between BSL, Inc. and Casino Magic Corp. (Exhibit 99.5)
               (1) (Incorporated by reference to the Company's Form 8-K, dated August 8, 2000)

2.3
               Second Amendment to Asset Purchase Agreement dated as of August 1, 2000 between BSL, Inc. and Casino Magic Corp. (Incorporated by reference to the Company's Form 8-K, dated August 8, 2000)

2.4
               Asset Purchase Agreement dated as of December 9, 1999 between BTN, Inc. and Boomtown Inc. (Exhibit 99.6) (1) (Incorporated by reference to the Company's Form 8-K, dated August 8, 2000)

2.5
               First Amendment to Asset Purchase Agreement dated as of December 17, 1999 between BTN, Inc. and Boomtown Inc. (Exhibit 99.9) (1) (Incorporated by reference to the Company's Form 8-K, dated August 8, 2000)

2.6
               Second Amendment to Asset Purchase Agreement dated as of August 1, 2000 between BTN, Inc. and Boomtown Inc. (Incorporated by reference to the Company's Form 8-K, dated August 8, 2000)

10.1
               Credit Agreement among Penn National Gaming, Inc., as Borrower, the Several Lenders from time to time parties hereto, Lehman Brothers Inc., as Lead Arranger and Book-Running Manager, CIBC World Markets Corp., as Co-Lead Arranger and Co-Book Running Manager, Lehman Commercial Paper Inc., as Syndication Agent, Canadian Imperial Bank of Commerce, as Administrative Agent, and The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., as Documentation Agents, dated as of August 8, 2000. (Incorporated by reference to the Company's Form 8-K, dated August 8, 2000)

99.1
               Press Release dated August 8, 2000 (Incorporated by reference to the Company's Form 8-K, dated August 8, 2000)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           Penn National Gaming, Inc.

October 20, 2000                     By:_/s/Robert S. Ippolito_________________
Date                               Robert S. Ippolito, Chief Financial Officer